Exhibit 10.4

INTELLECTUAL PROPERTY & ASSET PURCHASE AGREEMENT

This INTELLECTUAL PROPERTY & ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 4th day of May 2017 (the “Effective Date”) by and between VIVOS BIOTECHNOLOGIES, INC. (the “Buyer”), a Wyoming corporation and Dr. Gurdev Dave Singh (the “Seller”).

R E C I T A L S

WHEREAS, the Seller desires to sell, transfer and assign to the Buyer and Buyer desires to purchase certain patents and other intellectual property owned by the Seller (as hereinafter defined) in accordance with the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants and subject to the conditions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller (each a “Party” and, collectively, the “Parties”), intending to be legally bound, hereby agree as follows:

1.	SALE OF ASSETS.

1.1	Assets. The Seller hereby agrees to sell, assign and deliver to the Buyer at the Closing (as hereinafter defined), free and clear of all liens, pledges, options, claims, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”) all right, title and interest in and to the intellectual property as hereafter described in this Section 1.1 (collectively, the “Assets”), including all Patents (as hereinafter defined), Marks (as hereinafter defined) and Other Property (as hereinafter defined)(collectively, the “Acquired Intellectual Property”). For greater certainty the Assets do not include Seller’s ownership of and copyright to written and copyrighted materials entitled Epigenetic Orthodontics.

1.2	For purposes of this Agreement, the term “Patents” shall mean, collectively:

1.2.1.	the patents and patent applications set forth in Schedule 1 and such patents and patent applications (wherever filed or contemplated to be filed) along with any supplemental or additional patent applications or registrations or divisionals, reissues, re-examination certificates, continuations, or provisional applications filed in the future by Seller that include the DNA Appliance System identified in such patents for any or all dental uses shall be collectively referred to as, the “Base Patents”;

1.2.2.	all future improvements of the technology disclosed in the Base Patents, including, but not limited to, any additional patent applications that include the DNA Appliance System for all dental uses and supplemental or additional patent registrations or divisionals, reissues, re-examination certificates, continuations, or provisional applications filed in the future with respect to the Base Patents shall be collectively referred to as, the “Derivative Patents”; and

1.2.3.	all future technology, patents and/or patent applications which include subject matter related to any and all dental appliances, and/or surgical instruments, apparatus and/or technics, as same may be subject to be protected by a patent in any country and shall be collectively referred to as, the “Other Patents”.

1.3	For purposes of this Agreement, the term “Marks” shall mean, collectively all registered trademarks and service marks, and related applications for registration which are currently owned or used by Seller in connection with the Products (as hereinafter defined) and the Patents including the names “DNA” and “mRNA”.

1.4	For purposes of this Agreement, the term “Products” shall mean, the DNA appliances and any other products based on the technology included in the Patents, Base Patents, the Other Patents or the Derivative Patents or use the Marks.

1.5	For purposes of this Agreement, the term “Other Property” shall also include, for clarity, but without operating as any limitation: all business plans, business models, products, product plans, product concepts, designs, drawings, specifications, engineering information, processes, applications, research, test data, technology, software, source code, trade secrets, formulas, algorithms, hardware configuration information, know-how, ideas, inventions, improvements, innovations, financial analysis, forecasts, market information, marketing plans, customer data, customer lists, customer names, lists of prospects, leads, accounts, clients, and relationships, vendor names and related information, pricing information, agreements, disclosure documents, memoranda, reports, summaries, overviews, forecasts, brochures, analyses, compilations, studies or any other information or Documents compiled or prepared by the Seller, the Seller’s predecessor company BMS Solutions, Inc. or its or his Affiliates at any time prior to the date hereof.

1.5.1.	“Documents” means any and all printed, typewritten, handwritten, recorded or computerized information, including, without limitation, text diagrammatic, photographic, video, virtual reality, web-based, coded, multimedia, and graphic material, or other tangible representation or mode of expression of any kind, suitable for the manifestation, storage, or communication of any idea, data, abstract, relation, interpretation, though, expression of imagination, or other information.

1.5.2.	“Affiliates” means (i) any officer, director, trustee, general partner, employee or holder of ten percent (10%) or more of any class of the voting securities of, or equity interest in, such party; (ii) any corporation, partnership, or other entity controlling, controlled by, or under common control with such party; (iii) any officer, director, trustee, general partner, employee or holder of ten percent (10%) or more of any class of the voting securities of, or equity interest in, any corporation, partnership, or other entity controlling, controlled by, or under common control with such party; and (d) any relative or spouse, or any relative of such spouse of the party.

1.6	The parties acknowledge and agree that Buyer shall not assume any of Seller’s liabilities or obligations related to the Assets or otherwise, whether accrued, absolute, contingent or otherwise including, without limitation, any liability or obligation with respect to: (i) any claim for injury to persons or property; (ii) any employees, agents, independent contractors or creditors of the Seller or under any plan or arrangement with respect thereto and for wages, salaries, bonuses, commissions, sick pay, vacation or holiday pay, overtime or other benefits; (iii) any tax, assessment or other governmental imposition of any type or description, including, without limitation, any income or excess profits taxes or local income, sales, use, excise, value added, ad valorem or franchise taxes, together with any interest, assessments and penalties thereon; (iv) any violation by the Seller of any requirement of law prior to the Closing Date; (v) any litigation or other legal proceedings, claims or investigations related to the Seller or the Assets.

2.	PURCHASE PRICE.

2.1	Purchase Price. The Assets shall be sold by the Seller and shall be purchased by the Buyer for an aggregate purchase price of Five Million Dollars ($5,000,000.00) (the “Purchase Price”). The Purchase Price shall be satisfied by the delivery to the Seller of One Million (1,000,000) shares of the Buyer’s Series A Convertible Preferred Stock subject to the Security Agreement attached hereto as Exhibit A. A form of the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Preferred”) is attached hereto as Exhibit B. The Series A Preferred shall be issued to the Seller at Closing.

2.2	Expenses in connection with the assignment and delivery of the Assets shall be paid by the Buyer.

3.	CLOSING. The closing (the “Closing” or “Closing Date”) of the transactions contemplated by this Agreement shall take place on May 4th, 2017 at such place designated by Buyer. At the Closing, the Buyer and the Seller shall deliver evidence reasonably satisfactory to the other party that each of the conditions to the obligations of such party set forth in Section 4 of this Agreement has been satisfied and resolutions of their respective boards of directors (and shareholders if necessary according to local law) approving the transaction. The Seller shall deliver a bill of sale or other documents evidencing transfer of legal title, if required, to the Assets and the Buyer shall deliver the Series A Preferred as set forth in Section 2.1 of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated under this Agreement, the Seller makes the following representations, warranties and covenants, each of which is relied upon by Buyer in consummating the transactions contemplated hereby regardless of any other investigation made or information obtained by the Buyer:

4.1	Good Title to and Condition of the Assets. The Seller has good and marketable title to the Assets, free and clear of all Liens. There are no unpaid taxes or other matters which are or could become a Lien on the Assets.

4.2	Acquired Intellectual Property.

4.2.1.	BMS Solutions previous sold and transferred all its Marks to the Purchaser. Save and except for those Marks previously sold by BMS Solutions, Inc., the Seller exclusively owns all rights in the Patents and the Other Assets, free and clear of all license agreements, distribution agreements, restrictions on further licensing, obligations to make payments to third parties, or security interests, mortgages or liens. No entity or person other than the Seller has any rights granted by Seller (either current or contingent) to use, make, sell or practice, the inventions protected by any Patents, no person or entity retains any right to use, make, sell or practice any invention protected by a Patent, and no person or entity retains any such rights. Except for office actions issued by the U.S. Patent and Trademark Office or a similar office or agency anywhere in the world, the Seller has not received any communications alleging that any Patents are invalid or unenforceable, and Seller has no knowledge of any basis to allege that any Patents are invalid or unenforceable.

4.2.2.	All Patents which are issued or pending before, as applicable, the U.S. Patent and Trademark Office, are currently in compliance with formalities and legal requirements necessary to maintain them as currently valid (including without limitation as applicable, the payment of all necessary fees, including without limitation, filing, examination, annuity, maintenance or other fees, and the filing of all necessary documents or statements, including without limitation, necessary proofs of working or use, or other items or documents necessary to maintain such Patents as currently valid).

4.2.3.	Seller has not licensed the Patents, Marks or Other Assets from any other person or entity save and except for the licenses that make up the BMS licenses.

4.2.4.	To the knowledge of Seller, no entity has or is infringing upon any Patents or any other Seller proprietary rights.

4.3	Compliance With Laws; Litigation. There exist no violations of local laws or orders of any governmental authority in respect of the Assets, which could result in an effect reasonably likely to affect the Seller or the Assets, to the extent of US$10,000 for any single item. There exist no actions, suits, claims, proceedings or inquiries of a governmental authority pending or threatened relating to the Assets.

4.4	Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Seller after reasonable investigation, threatened by or against Seller or affecting the Assets, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Seller does not have any knowledge of any default on their part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

4.5	Investment Representations. Seller understands that the Series A Preferred have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the Series A Preferred are being offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder based in part upon Seller’s representations contained in the Agreement.

4.5.1.	Information on Seller. The Seller (i) is, and will be on the date of the Closing Date, an “Accredited Investor”, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, (ii) is experienced in investments and business matters, (iii) has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, (iv) alone or with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Seller to utilize the information made available by Buyer to evaluate the merits and risks of and to make an informed investment decision with respect to the sale of the Seller’s assets to the Buyer in exchange for the Series A Preferred and other consideration set forth in this Agreement, which Series A Preferred represent a speculative investment. The Seller is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

4.5.2.	Acquisition of Series A Preferred. On the Closing Date, the Seller will acquire the Series A Preferred as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, and Seller has not agreed to hold the Series A Preferred for any minimum amount of time.

4.5.3.	Compliance with Securities Act. The Seller understands and agree that the Series A Preferred have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Seller contained herein), and that such Series A Preferred must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

4.5.4.	Legends on Series A Preferred. The Series A Preferred shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VIVOS BIOTECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.5.5.	Communication of Offer. The offer to purchase the Assets in exchange for the Series A Preferred and other consideration set forth in this Agreement was directly communicated to the Seller by Buyer. At no time was the Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

4.6	Information. The information concerning Seller set forth in this Agreement and the schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Seller have fully disclosed in writing to Buyer (through this Agreement or the schedules) all information relating to matters involving Seller or the Assets which (i) indicated or may indicate, in the aggregate, the existence of a greater than $10,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Seller or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Seller, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants that:

5.1	Corporate Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Wyoming and has full corporate power and authority to perform the transactions and agreements contemplated by this Agreement.

5.2	Authorization; Binding Obligation: Consents. The execution, delivery and performance of this Agreement have been authorized by all necessary corporate, shareholder and legal action on the part of the Buyer. This Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms.

6.	CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

6.1	Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date. The Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing and shall have delivered to the Buyer copies of resolutions adopted by the board of directors and, if necessary, shareholders of the Seller authorizing the transactions contemplated by this Agreement, as well as any consents required to consummate such transactions and completed its undertaking set forth in Section 6.

6.2	No Adverse Action. There shall not be pending or threatened any action before any court or other governmental authority which shall seek to prohibit or invalidate the delivery of the Assets to the Buyer, or which might adversely affect the right of the Buyer to utilize the Assets. The Assets shall not have been materially affected by any event or circumstance after the date of this Agreement.

7.	CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

7.1	Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Buyer in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date. The Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing and shall have delivered to the Seller copies of resolutions adopted by the board of directors of the Seller authorizing the transactions contemplated by this Agreement.

7.2	Employment Agreement. Prior to the Closing, the Buyer shall enter into an employment agreement with the Seller, on or before the Closing date, on such terms and conditions as mutually agreed to by the parties (the “Employment Agreement”).

8.	CERTAIN ACTIONS AFTER THE CLOSING.

8.1	Further Assurances. After the Closing, upon the reasonable request of the other, each Party shall execute and deliver all further documents and instruments and shall take such other steps as may be reasonably necessary to effectuate the transactions contemplated hereby. In addition, each Party shall cooperate with and provide information, records, documents and assistance with respect to claims or liabilities that may arise after the Closing.

9.	INDEMNIFICATION.

9.1	Indemnity by the Seller. The Seller agrees to indemnify and hold the Buyer and its officers, directors, employees and agents and (collectively, the “Buyer Indemnitees”) harmless from all Buyer Indemnified Liabilities. For this purpose, “Buyer Indemnified Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Buyer Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of the Seller in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by the Seller in or pursuant to this Agreement; (c) that any Patents or Marks infringes upon any patent, or any copyright, trademark, or trade secret of any third party; and (d) any obligation or liability of the Seller which Buyer has not assumed.

9.2	Indemnity by the Buyer. The Buyer agrees that it will indemnify and hold the Seller and its officers, directors, employees and agents harmless (collectively, the “Seller Indemnitees”) from all Seller Indemnified Liabilities. For this purpose, “Seller Indemnified Liabilities” incurred by the Seller means all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Seller, arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of the Buyer in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by the Buyer in this Agreement; or (c) the use of the Assets after the Closing Date.

9.3	Procedure for Indemnification.

9.3.1.	In the event any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in Buyer Indemnified Liabilities or Seller Indemnified Liabilities, as the case may be, the indemnified party shall give written notice to such effect to the indemnifying party promptly upon becoming aware thereof. In such event, the indemnifying party shall assume full control of the defense thereof and hire counsel (which counsel shall be reasonably satisfactory to the indemnified party) to defend any such demand, claim or lawsuit (provided, however, that the failure to give such Notice shall not relieve the indemnifying party of its obligations hereunder). The indemnified party shall be permitted to participate in such defense at its sole cost and expense, provided that if the indemnifying party proposes that the same counsel represent both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party shall have the right to retain its own counsel at the cost and expense of the indemnifying party. In the event that the indemnifying party shall fail to respond within twenty (20) days after receipt of the notice from the indemnified party of any such demand, claim or lawsuit, then the indemnified party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the indemnifying party.

9.3.2.	With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid in advance of settlement or final adjudication thereof on a current basis within 30 days of receipt from the indemnified party of such supporting documentation as the indemnifying party may reasonably request. To the extent that the Seller fails to indemnify the Buyer for any Buyer Indemnified Liabilities, the Buyer shall have the right to set off the Buyer Indemnified Liabilities against the Series A Preferred.

10.	TERMINATION.

10.1	Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

10.1.1.	by mutual written consent of the Buyer and the Seller;

10.1.2.	by the Buyer, in its sole discretion, if any of the representations or warranties of the Seller contained herein are not in all material respects true, accurate and complete or if the Seller breaches or fails to comply with any covenant or agreement contained herein; or

10.1.3.	by the Seller, in its sole discretion, if any of the representations or warranties of the Buyer contained herein are not in all material respects true, accurate and complete or if the Buyer breaches or fails comply with any covenant or agreement contained herein.

10.2	Effect of Termination. In the event of a termination of this Agreement pursuant to Section 11.1, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto. Notwithstanding such termination, each party shall have the right to seek damages in the event of a breach by the other party of its obligations under this Agreement.

11.	MISCELLANEOUS.

11.1	Amendment and Modification; Assignment; Binding Effect. This Agreement may only be amended by written instrument signed by the parties hereto. No party shall assign its rights or delegate its duties hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11.2	Entire Agreement. This Agreement and the schedules and exhibits attached hereto constitute the entire agreement of the parties with respect to the sale of the Assets and the other transactions contemplated in this Agreement, and supersede all prior understandings, agreements and oral representations and warranties of the parties with respect to the subject matter of this Agreement.

11.3	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any party to this Agreement which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

11.4	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.5	Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be either hand delivered, delivered by facsimile, electronic mail, mailed by overnight delivery service or by registered or certified mail (postage prepaid), return receipt requested, addressed to:

As to the Buyer:

Vivos BioTechnologies, Inc.

605 W. Knox Rd.

Suite 102

Tempe, AZ 85284

As to the Seller

Dr. Gurdev Dave Singh

5425 SE Clearbrook St.

Hillsboro, OR 97123

Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery or by facsimile or email, or (b) on the date upon which the return receipt is signed or delivery is refused or not deliverable, as the case may be, if mailed. Any party may change the address to which notices under this Agreement are to be sent to it by giving written notice thereof.

11.6	Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Colorado (without giving effect to the conflicts of law principles thereof).

11.7	Service of Process; Jurisdiction; Waiver of Jury Trial Rights.

11.7.1.	Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by any means permitted pursuant to Section 12.4 above or by any other method provided or permitted under Colorado law.

11.7.2.	Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in Colorado over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

11.7.3.	Each party hereto specifically waives any right it might otherwise have to a jury trial with respect to any matter arising under this Agreement.

11.8	Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

11.9	Severability. If any court, arbitrator or administrative agency of a competent jurisdiction finds any provision of this Agreement is illegal, invalid or unenforceable but would be legal, valid or enforceable if some part or parts of it were deleted or modified, or if the period or area of application were reduced, then such provision shall apply automatically with such modification as is necessary to make it legal, valid and enforceable under applicable laws, and otherwise this Agreement shall continue in full force and effect.

11.10	Amendment; Waiver. This Agreement shall not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.11	Injunctive Relief. Each party acknowledges and agrees that a breach by either party of any of the covenants or agreements contained herein will result in irreparable and continuing damage to the other party for which there will be no adequate remedy at law. Accordingly, each party hereto agrees that such other party shall be entitled to injunctive relief and/or a decree for specific performance, (without need to post a bond or other security), in addition to all such other relief as may be proper (including monetary damages if appropriate) at law or in equity.

11.12	Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile or other electronic means, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of signed counterparts by each of the parties, including exchange by electronic means, will constitute effective execution and delivery of this Agreement.

11.13	Interpretation. Each party hereto has reviewed, and has had an adequate opportunity to have its attorney review, this Agreement. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

11.14	Expenses. Except as otherwise provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and transactions contemplated by this Agreement shall be paid by the Buyer.

11.15	Waiver. Any party to this Agreement may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by an officer of the waiving party. No such waiver shall operate or be construed as a waiver of any subsequent act or omission of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Buyer:	VIVOS BIOTECHNOLOGIES, INC.

/s/ R. Kirk Huntsman
R. Kirk Huntsman, Chief Executive Officer

Seller:	DR. GURDEV DAVE SINGH

/s/ Dr. G. Dave Singh
Dr. Gurdev Dave Singh

EXHIBIT A

SECURITY AGREEMENT

EXHIBIT B

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK

SCHEDULE 1

PATENTS

US 7,887,324 B2: Osteogenetic-Orthodontic Device, System, and Method

US 8,192,196 B2: Osteogenetic-Pneumopedic Appliance, System and Method

US D600,350 S: Orthodontic Spring

US D636,083 S: Spring

US D704,843 S: Sleep Appliance

US D713,530 S: Sleep Appliance

US D731,659 S: Sleep Appliance

US D736,945 S: Sleep Appliance

CA 2 675 496 C: Osteogenetic-Orthodontic Device, System, and Method

CA 2 688 688 C: Osteogenetic-Pneumopedic Appliance, System and Method

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